                                                                     EXHIBIT 1.1

                              LTC PROPERTIES, INC.

                                2,000,000 SHARES

                     9% SERIES B CUMULATIVE PREFERRED STOCK
                                ($.01 PAR VALUE)


                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                December 15 1997


J.C. Bradford & Co.
Sutro & Co. Incorporated
Crowell, Weedon & Co.
Morgan Keegan & Company, Inc
 As Representatives of the Underwriters
c/o J.C. Bradford & Co.
330 Commerce Street
Nashville, Tennessee 37201

Dear Sirs:

          LTC Properties, Inc., a Maryland corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule A hereto (the "Underwriters"), acting through J.C. Bradford & Co., Sutro & Co. Incorporated, Crowell, Weedon & Co., and Morgan Keegan & Company, Inc., as duly authorized representatives of the Underwriters (the "Representatives"), an aggregate of 2,000,000 shares (the "Shares") of the 9% Series B Cumulative Preferred Stock, $.01 par value (the "Preferred Stock"), of the Company. The Shares are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are set forth in Schedule A opposite the name of each Underwriter.

          Section 1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-25787), including the related prospectus included in the registration statement, which has been declared effective by the Commission, for the registration under the Securities Act of 1933 (the "1933 Act"), as amended, and the rules and regulations promulgated thereunder (the "1933 Act Rules"), of the offer and sale of up to $150,000,000 aggregate issue price of securities, including the Shares. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission. The Company will promptly file with the Commission a supplement to the form of prospectus included in the registration statement specifically relating to the offer and sale of the Preferred Stock pursuant to Rule 424 of the 1933 Act Rules.

          The term "Registration Statement" means the registration statement described above (as amended, if applicable, and including, without limitation, any post-effective amendment that shall be declared effective prior to the Closing Time (as defined herein)), as of the time it became effective (the "Effective Time"), including all financial statements and schedules and other documents and all exhibits included therein or incorporated therein by reference. The term "Preliminary Prospectus" means the preliminary prospectus supplement, dated December 3,

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1997, describing the Shares and the form of base prospectus, dated December 3,
1997, including, without limitation, any post-effective amendment and each document incorporated therein by reference. The term "Prospectus" means the final prospectus supplement relating to the Shares, accompanied by the base prospectus, dated December 15, 1997, in the form in which it is filed with the Commission after the time of execution and delivery of this Agreement (the "Execution Time") pursuant to Rule 424(b) of the 1933 Act Rules and each document incorporated therein by reference.

          (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and no proceeding for that purpose has been instituted or threatened by the Commission. Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the 1933 Act Rules and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to untrue statements or omissions of material facts to the extent they are corrected in the Prospectus first filed pursuant to Rule 424(b) under the 1933 Act Rules, or to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use in the Registration Statement.

          (c) As of the Effective Time of the Registration Statement or any post-effective amendment thereto and as of the Execution Time, the Registration Statement (i) complied, complies and will comply, as the case may be, as to form in all material respects with the 1933 Act, the 1933 Act Rules, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission promulgated thereunder (the "1934 Act Rules"); (ii) contained, contains or will contain, as the case may be, all statements required to be stated therein in accordance with the 1933 Act, the 1933 Act Rules, the 1934 Act and the 1934 Act Rules and (iii) did not, does not and will not, as the case may be, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the Execution Time, on the issue date of the Prospectus, when the Prospectus is filed with the Commission pursuant to Rule 424(b) of the 1933 Act Rules, the Prospectus (as supplemented as of any such time) (1) complies and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Rules, the 1934 Act and the 1934 Act Rules and (2) does not and will not, as the case may be, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which made, not misleading. The provisions of this paragraph (c) shall not apply to any statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter expressly for use in the Registration Statement.

          (d) Each document incorporated by reference in the Registration Statement (an "Incorporated Document"), as of the date such Incorporated Document was or is filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the 1934 Act and the 1934 Act Rules, and when read together with the other information in the Preliminary Prospectus or Prospectus, as applicable, as of the Execution Time, and when the Prospectus is filed with the Commission pursuant to Rule 424(b) of the 1933 Act Rules, on the date when the Prospectus is otherwise supplemented, does not and will not, as the case may be, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which made, not misleading.

          (e) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Each of the subsidiaries of the Company (the "Subsidiaries") has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization; and each of the Company and its Subsidiaries is duly qualified to transact business and is in good standing as a foreign corporation in each other jurisdiction in which the ownership, leasing, licensing or operation of its properties or the nature or conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the assets, properties, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"). The Company and each of its Subsidiaries has full power

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(corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and Prospectus.

          (f) The Company has full legal right, power and authority to enter into this Agreement, to issue, sell and deliver the Shares as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and rules of law governing specific performance, injunctive relief and other equitable remedies and except to the extent the indemnification provisions set forth in Section 7 of this Agreement may be limited by federal and state securities laws or the public policy underlying such laws.

          (g) Each consent, approval, authorization, order, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, has been made or obtained and is in full force and effect. The issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, will not result in a breach or violation of any of the terms and provisions of, or constitute a default by the Company under, the Articles of Incorporation or Bylaws of the Company, or any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company is a party or to which it or its properties is subject, or any statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Company or any of its properties, except for any such breach, violation or default that would not result in a Material Adverse Effect.

          (h) The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization" as of the date therein. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the issued shares of capital stock of the Company has been issued in violation of any preemptive or similar right. Except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. No holder of outstanding shares of capital stock of the Company is entitled as such to any preemptive or other right to subscribe for any of the Shares. No person or entity holds a right to require or participate in the registration under the 1933 Act of the Shares or any other security of the Company.

          (i) The capital stock of the Company, including the Preferred Stock, conforms to the descriptions thereof contained or incorporated by reference in the Prospectus and the rights set forth in the instruments defining the same.

          (j) The consolidated financial statements of the Company (including the related notes and schedules) incorporated by reference into the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations, changes in stockholders' equity and cash flows thereof for the periods specified. Such financial statements and schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement and the amounts in the Prospectus under the captions "Prospectus Supplement Summary - Summary Financial Data" and "Selected Financial and Operating Data" fairly present the information shown therein and have been determined on a basis consistent with the financial statements incorporated by reference in the Registration Statement and the Prospectus.

          (k) Ernst & Young LLP, who has audited certain consolidated financial statements of the Company and delivered its report with respect to the audited consolidated financial statements and schedules incorporated by reference in the Registration Statement and the Prospectus, are, and were during the periods covered by their

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reports, independent public accountants with respect to the Company as required by the 1933 Act, the 1934 Act, the 1933 Act Rules and the 1934 Act Rules.

          (l) Neither the Company, any of its Subsidiaries nor any of the properties owned by them has sustained, since December 31, 1996, any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental action, order or decree, other than as set forth or contemplated in the Prospectus. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated in the Registration Statement and Prospectus, there has not been (i) any material change in the capital stock, long-term debt, obligations under capital leases or short-term borrowings of the Company and its Subsidiaries; (ii) any Material Adverse Effect, or any development which is reasonably likely to involve a prospective Material Adverse Effect; (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company which is material to the business or condition (financial or other) of the Company and its Subsidiaries or any property owned by them, taken as a whole, except for liabilities or obligations incurred in the ordinary course of business; (iv) any declaration or payment of any dividend or distribution of any kind on or with respect to the capital stock of the Company other than normal periodic dividends or distributions in the ordinary course of business or required for the Company to maintain its qualification as a real estate investment trust ("REIT"); or (v) any transaction that is material to the Company and its Subsidiaries, taken as a whole, except transactions in the ordinary course of business.

          (m) The Company is not in violation of its Articles of Incorporation or Bylaws; and, as of the Execution Time, no default exists, and no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure, or both, would constitute a default in the due performance and observance of any obligation, agreement, covenant, consideration or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it or any of its properties is subject, and no violation exists of any law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, in any such case where the consequences of such violation or default would have a Material Adverse Effect.

          (n) To the best of the Company's knowledge and except as otherwise disclosed in the Prospectus, (i) neither the Company nor any of its Subsidiaries has authorized or conducted nor has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release or handling of (in an amount or of a type that has been or must be reported to any governmental agency, violates any Environmental Law (as defined below), or has required or could require material remediation expenditures) any medical waste, hazardous substance, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any Environmental Law (collectively, "Hazardous Materials"), on, in or under any real property owned, leased or by any means controlled by the Company or any of its Subsidiaries except such as would not result in a Material Adverse Effect, (ii) the Company and its Subsidiaries are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws") except for such as would not result in a Material Adverse Effect, and (iii) the Company and its Subsidiaries have, and are in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws except for such as would not result in a Material Adverse Effect. Except as otherwise disclosed in the Prospectus, neither the Company nor any of its Subsidiaries has received any written or oral notice from any governmental entity or any other person, and there is no pending or threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company; alleges the Company is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ' 9601, et seq., or any state
                                                  ------
superfund law; has resulted in or could result in the attachment of an environmental lien on any real property owned, leased or controlled by the Company or any Subsidiary; or alleges the occurrence of contamination of any of such real property, damage to natural resources, property damage,

                                       4
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or personal injury based on their activities or the activities of their predecessors or third parties (whether at the real property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

          (o) The Company and its Subsidiaries have good and marketable title in fee simple to, or a lawful first priority mortgage or deed of trust on, each real property or interest in real property described in the Prospectus (including the documents incorporated by reference therein). With respect to each such property described in the Prospectus as owned by them, the Company or a Subsidiary owns such property free and clear of all liens, encumbrances, claims, security interests, restrictions and defects except (i) such as are described in the Prospectus, (ii) such as do not materially adversely affect the value of such property or interests or interfere with the use made or proposed to be made of such property or interests by the Company and each of its Subsidiaries, and (iii) except with respect to a portion of a parcel of property owned by the Company and located in Houston which the City of Houston has advised that it will purchase and/or condemn in connection with the widening of a road. Each parcel of real property owned, leased or controlled by or pledged as collateral to the Company and each improvement thereon complies with all applicable codes, laws and regulations (including, without limitation, licensing codes and laws, certificate of need statutes, building and zoning codes, laws and regulations and laws relating to access to facilities located on such real property) except as otherwise disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate have a Material Adverse Effect. The Company has no knowledge of any pending or threatened proceeding to revoke or withdraw any facility license or certificate of need, condemnation proceeding, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to any such real property or improvements, except such proceedings or actions that would not have a Material Adverse Effect.

          (p) Any real property and buildings held under lease by the Company or its Subsidiaries are held by the Company or such Subsidiaries under valid, binding and enforceable leases conforming to any applicable description thereof set forth in, or in the documents incorporated by reference into, the Registration Statement and the Prospectus, with such exceptions as do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company, its Subsidiaries or any third party.

          (q) No legal or governmental proceedings are pending to which the Company or any of its Subsidiaries is a party or to which the property of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and no such proceedings have been threatened against the Company or any of its Subsidiaries or with respect to any of their respective properties.

          (r) There are no contracts or other documents required by the 1933 Act or the 1933 Act Regulations to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects or filed as required.

          (s) The Company and its Subsidiaries own, possess or have obtained all material permits, licenses, franchises, certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities as are necessary to own or lease, as the case may be, and to operate their properties and to carry on their businesses as presently conducted. The Company has not received any notice of proceedings relating to revocation or modification of any such license, permit, certificate, consent, order, approval or authorization which revocation or modification would result in a Material Adverse Effect.

          (t) The Company has filed on a timely basis all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due thereon; and no tax deficiency has been asserted against the Company, nor does the Company know of any tax deficiency which is likely to be asserted against the Company which if determined adversely to the Company would result in a Material Adverse Effect. All tax liabilities are adequately provided for on the books of the Company.

          (u) Except as disclosed in the Prospectus, the Company maintains insurance (policies of which have been

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duly issued by insurers of recognized financial position and responsibility) of the types and in the amounts generally deemed adequate for its businesses and, consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, and casualty and liability insurance covering the Company's operations, all of which insurance is in full force and effect.

          (v) Neither the Company nor any of its officers, directors, or affiliates has taken nor will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in or constitute, the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares, or any action in violation of Regulation M under the 1933 Act Rules.

          (w) The Shares have been approved for listing on The New York Stock Exchange (the "NYSE"), subject to official notice of issuance.

          (x) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

          (ab) The Company is organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), has duly elected to be taxed as a REIT and such election has not been terminated or revoked, and the Company's method of operation will enable it to continue to meet the requirements for taxation as a REIT under the Code. The Subsidiaries of the Company that are partnerships will be treated as partnerships for federal income tax purposes and not as corporations or associations taxable as corporations.

          (ac) The Company's ownership interest in Assisted Living Concepts, Inc. ("ALC") is less than five percent (5%) of the issued and outstanding voting
stock of ALC.   The Company's ownership interest in LTC Development, Inc.
("Development") is less than five percent (5%) of the issued and outstanding voting stock of Development. The Company does not have any ownership interest in any other corporations except those corporations meeting the definition of qualified REIT subsidiaries under Section 856 (i) of the Code.

          Any certificate signed by any duly authorized officer of the Company delivered to you or to counsel for the Underwriters, dated the Closing Time, and indicating that it is being delivered pursuant to this Underwriting Agreement, shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          Section 2.  Sale and Delivery of Shares to the Underwriters; Closing.

          (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company, agrees to sell to the several Underwriters the number of Shares set forth in the first paragraph of this Underwriting Agreement, and each such Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $24.03125 per share, the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto.

          (b) Payment of the purchase price for the Shares shall be made at the offices of Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California, or at such other place as shall be agreed upon by the Company and you, at 8:00 A.M., local time, either (i) on the third (fourth, if pricing of this offering of Shares occurs after 4:30 P.M. Eastern Time) full business day after the date hereof, or (ii) at such other time not more than ten full business days thereafter as you and the Company shall determine (unless, in either case, postponed pursuant to Section 10) (such date and time of payment and delivery being herein called the "Closing Time"). Payment for the Shares shall be made to the Company by wire transfer in immediately available United States funds payable to the

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order of the Company, against delivery to you for the respective accounts of the
Underwriters of the Shares to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery, give a receipt for and make payment of the purchase price for the Shares which it has agreed to purchase. J.C. Bradford & Co., Crowell, Weedon & Co., Morgan Keegan & Company, Inc., and Sutro & Co. Incorporated, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Shares to be purchased by any Underwriter whose payment has not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

          (c) The Shares shall be issued in book-entry form through the facilities of The Depository Trust Company, New York, New York ("DTC"), at the applicable Closing Time. In that regard, the Company shall cause its transfer agent to issue to Cede & Company, as nominee for DTC, at least twenty-four (24) hours before a Closing Time, a global certificate representing the number of Shares to be issued at the Closing Time, interests in which shall be registered in the names and the amounts indicated by the Representatives.

          Section 3. Certain Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

          (a) The Company will file the Prospectus pursuant to the applicable provisions of Rule 424(b) within the time period prescribed. During any time when a prospectus relating to the Shares is required to be delivered under the Act, the Company (i) will comply with all requirements imposed upon it by the 1933 Act, the 1934 Act, the 1933 Act Rules and the 1934 Act Rules to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (ii) will not file with the Commission the Prospectus, any amendment or supplement to the Prospectus, or any amendment to the Registration Statement, of which the Representatives shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which filing the Representatives shall not have given their consent. The Company will advise the Representatives, promptly after receiving notice thereof, of the time when (1) the Prospectus has been filed with the Commission and (2) any amendment to the Registration Statement has been filed or declared effective or any amendment or supplement to the Prospectus has been filed and will provide evidence satisfactory to the Representatives of each such filing or effectiveness.

          (b) The Company will advise the Representatives promptly after receiving notice or obtaining knowledge thereof, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto or any order preventing or suspending the use of the Prospectus, (ii) the suspension of the qualification of the Shares for offering or sale in any jurisdiction, (iii) the institution, threatening or contemplation of any proceeding for any such purpose or (iv) any request made by the Commission for amending or supplementing the Registration Statement, for amending the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the withdrawal thereof as promptly as possible.

          (c) The Company has furnished or will furnish to you, at its expense, as soon as available, three (3) copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith and signed copies of all consents and certificates of experts, as you may reasonably request, and has furnished or will furnish to each Underwriter, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (but without exhibits).

          (d) The Company will deliver to each Underwriter, at its expense, from time to time, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to each Underwriter, at its expense, as soon as the Registration Statement shall have become effective, and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as each Underwriter may reasonably request.

          (e) The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Rules so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If, at any time when a Prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Rules, the Company will promptly prepare and file with the Commission, subject to the provisions of Section 5(b), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

          (f) The Company will use its best efforts, in cooperation with you, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

          (g) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds."

          (h) The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders and to you as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (i) The Shares will be listed on the NYSE, subject to notice of issuance, and the Company will use it best efforts to maintain the listing of the Shares on the NYSE.

          (j) Prior to the Closing Time, the Company will notify you in writing immediately if any event occurs that renders any of the representations and warranties of the Company contained herein inaccurate or incomplete in any respect.

          (k) The Company will comply with all provisions of any undertakings contained in the Registration Statement.

          (l) The Company will use its best efforts (i) to continue to meet the requirements to qualify as a REIT under the Code and (ii) to cause each of its Subsidiaries that is organized as a partnership to be treated as a partnership for federal income tax purposes.

          (m) To its knowledge, the Company has complied and will endeavor to comply with all provisions of Section 517.075 of the Florida Securities and Investor Protection Act, and all regulations thereunder, relating to issuers doing business with Cuba.

          Section 4. Payment of Expenses. (a) The Company will pay and bear all costs, fees and expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters; (ii) the preparation, printing and distribution of this Agreement, the Master Agreement Among Underwriters, the Selected Dealer Agreement, Blue Sky Memorandum, certificates representing the Shares, and any instruments relating to any of the foregoing; (iii) the issuance and delivery of the Shares to the Underwriters, including any transfer taxes payable upon the sale of the Shares to the Underwriters (other than transfer taxes on resales by the Underwriters); (iv) the fees and disbursements of the Company's counsel and accountants; (v) the qualification of the Shares under the applicable securities laws in accordance with Section 4(f) hereof and including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Memorandum; (vi) costs related to travel and lodging incurred by the Company and its representatives relating to meetings with and presentations to prospective purchasers of the Shares reasonably determined by the Underwriters to be necessary or desirable to effect the sale of the Shares to the public;
(vii) all costs, fees and expenses in connection with the application and listing of the Shares on the NYSE; and (ix) all other costs and expenses incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this section.

          (b) If the sale of Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in
Section 5 hereof is not satisfied, because of a termination pursuant to Section 9 (b)(ii) hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters, on demand, for all reasonable out-of-pocket expenses, including fees and disbursements of Underwriters' counsel, reasonably incurred by the Underwriters in reviewing the Registration Statement and the Prospectus, and in investigating and making preparations for the marketing of
the Shares.   The Company shall not in any event be liable to any of the
Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

          Section 5. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Shares pursuant to this Agreement shall be subject, in the Representatives' sole discretion, to the continued accuracy at all applicable times and in all material respects of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company and of their respective obligations hereunder, and to the following further conditions:

          (a) The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto shall have been issued and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

          (b) The amendment to the Company's Amended and Restated Articles of Incorporation providing for the issuance of the Shares (the "Designating Amendment") shall have been filed with Secretary of State of Maryland and become effective.

          (c) At the Closing Time you shall have received the opinions of Pamela Privett, Esq., General Counsel of the Company and Latham & Watkins and Ballard, Spahr, Andrews & Ingersoll, special counsel for the Company, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to Baker, Donelson, Bearman & Caldwell, counsel for the Underwriters, as set forth in Exhibits "A", "B", "C" and "D" hereto.

          (d) At the Closing Time, you shall have received a favorable opinion from Baker, Donelson, Bearman & Caldwell, counsel for the Underwriters, dated as of the Closing Time, with respect to the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely as to all matters of Maryland law upon the opinion of Ballard Spahr, Andrews & Ingersoll attached hereto as Exhibit "C".

          (e) At the Closing Time, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Rules, and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Rules, the Company shall have complied in all material respects with Rule 424(b) and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(ii) there shall not have been, since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business; (iii) no action, suit or proceeding at law or in equity shall be pending or, to the best of the Company's knowledge, threatened against the Company that would be required to be set forth in the Prospectus other than as set forth therein, and no proceedings shall be pending or threatened against the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would result in a Material Adverse Effect, other than as set forth in the Prospectus; (iv) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time; and (v) the representations and warranties of the Company set forth in Section 1 shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received certificates executed by the President and the Chief Financial Officer of the Company, dated as of the Closing Time, to such effect and with respect to the following additional matters: (A) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or preventing or suspending the use of the Prospectus and no order directed at any document incorporated by reference in the Registration Statement or any amendment thereto or the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of their knowledge, threatened under the 1933 Act; and (B) they have carefully reviewed the Registration Statement and the Prospectus and when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus and any amendments or supplements thereto contained all statements and information required to be included therein or necessary to make the statements therein not misleading and none of the Registration Statement, the Prospectus or any amendment or supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and, since the Effective Time of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth, and (C) all representations, warranties, covenants and statements made herein by the Company are true and correct at such Closing Time, with the same effect as if made on and as of such Closing Time, and all agreements herein to be performed by the Company on or prior to such Closing Time have been duly performed.

          (f) At the Execution Time, you shall have received from Ernst & Young LLP a letter dated the date hereof substantially in the form set forth as Exhibit "E" hereto.

          (g) At the Closing Time, you shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) above, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

          (h) In the event that either of the letters to be delivered pursuant to subsections (f) and (g) above sets forth any changes, decreases or increases as described in the letter, it shall be a further condition to your obligations that you shall have determined, after discussions with officers of the Company responsible for financial and accounting matters and with Ernst & Young LLP, that such changes, decreases or increases as are set forth in such letters do not reflect a Material Adverse Effect concerning the capital stock, long-term debt, obligations under capital leases, total assets, or shareholders' equity of the Company as compared with the amounts shown in the latest condensed consolidated balance sheet of the Company, or a Material Adverse Effect in revenue or the total or per share amounts of funds from operations, income before extraordinary items or net income, of the Company, in each case as compared with the corresponding period of the prior year.

          (i) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated in this Agreement and the matters referred to in Section 5(d) and in order to evidence the accuracy and completeness of any of the representations and warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Shares as contemplated in this Agreement shall be satisfactory in form and substance to you and to counsel for the Underwriters. The Company will furnish you with such number of conformed copies of such opinion, certificates, letters and documents as you shall request.

          (j) The Shares shall have been approved for listing on NYSE upon official notice of the issuance, sale and evidence of satisfactory distribution thereof pursuant to this underwritten public offering.

          If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party. Notwithstanding any such termination, the provisions of Section 7 shall remain in effect.

          Section 6. Intentionally omitted.

          Section 7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, against any losses, claims, damages or liabilities to which such Underwriter or controlling person may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any warranty of the Company herein contained or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any "blue sky" application or other document executed by the Company or based upon any information furnished in writing by the Company, filed in any jurisdiction in order to qualify any or all of the Shares under the securities laws thereof ("Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or such amendment or supplement, or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by you or by any Underwriter through you expressly for use therein; provided, further, that the Company will not be liable for any such losses, claims, damages, or liabilities arising from the sale of the Shares to any person if a copy of the Prospectus (as first filed pursuant to Rule 424(b)) or the Prospectus as amended or supplemented by all amendments or supplements thereto which has been furnished to the Underwriters shall not have been sent, mailed or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, but only if and to the extent that such Prospectus, if so sent or delivered, would have cured the defect giving rise to such losses, claims, damages or liabilities. In addition to its other obligations under this Section 7(a), the Company agrees that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 7(a), they will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expense and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement shall be in addition to any liabilities that the Company may otherwise have. For purposes of this
Section 7, the information set forth in the last paragraph on the front cover page, the stabilization legend on the inside cover page and under "Underwriting" in any Preliminary Prospectus and in the Prospectus constitutes the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement.

          (b) Each Underwriter, severally but not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act specifically including but not limited to losses, claims, damages or liabilities related to negligence on the part of the Company, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any warranty or covenant by you herein contained or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Blue Sky Application or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or such amendment or supplement, or any Blue Sky Application, in reliance upon and in conformity with information furnished to the Company by such Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 7(b), the Underwriters agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 7(b), they will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of their obligation to reimburse the Company for such expense and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to the Company within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Underwriters may otherwise have.

          The indemnity agreement in this Section 7(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer and director of the Company and each person, if any, who controls the Company within the meaning of the 1933 Act to the same extent as such agreement applies to the Company.

          (c) Within ten days after receipt by an indemnified party under subsection (a) or (b) above of notice of commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; no indemnification provided in this Section 7(a) or 7(b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Section 7. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in any of which events such fees and expenses shall be borne by the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) In circumstances in which the indemnity agreement provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportions as appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the public offering described herein or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities ( or actions in respect thereof). The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, or any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph. Notwithstanding the provisions of this subsection, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint, and contributions among Underwriters shall be governed by the provisions of the Master Agreement Among Underwriters. For purposes of this
Section 7(d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

          Section 8. Representations and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this

Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, or any Underwriter or controlling person, with respect to an Underwriter or the Company and will survive delivery of and payment for the Shares or termination of this Agreement.

          Section 9. Effective Time of Agreement and Termination. (a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          (b) You may terminate this Agreement by notice to the Company at any time at or prior to the Closing Time (i) in accordance with the last paragraph of Section 5 of this Agreement; or (ii) if there has been, since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect, or any development which might reasonably be viewed as resulting in a Material Adverse Effect, whether or not arising in the ordinary course of business; or (iii) if there has occurred or accelerated any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares; or (iv) if trading in any securities of the Company has been suspended by the Commission or by the NASD or the NYSE, or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or by order of the Commission or any other governmental authority; or (v) if a banking moratorium has been declared by federal or New York or Maryland authorities; or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in your reasonable opinion materially adversely affects or will materially adversely affect the business or operations of the Company; or (vii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States.

          (c) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Section 7 shall remain in effect.

          Section 10. Default by One or More of the Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone the Closing Time for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any persons substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

          (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you or the Company as provided in subsection (a) above, the aggregate number of Shares which remains unpurchased does not exceed 10% of the aggregate number of Shares to be purchased pursuant to this Agreement, then the Company shall have the right to require each nondefaulting Underwriter to purchase the Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each nondefaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Firm Shares of a defaulting Underwriter or Underwriters made by you or the Company as provided in subsection (a) above, the number of Shares which remains unpurchased exceeds 10% of the aggregate number of Shares to be purchased pursuant to this Agreement or if the Company shall not exercise the right described in subsection (b) above to require nondefaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any nondefaulting Underwriter or the Company except for the expenses to be borne by the Company, and the Underwriters as provided in Section 4 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          Section 11. Default by the Company. If the Company shall fail at the Closing Time to sell and deliver the aggregate number of Shares that it is obligated to sell, then this Agreement shall terminate without any liability on the part of any nondefaulting party, except to the extent provided in Section 4 and except that the provisions of Section 7 shall remain in effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of its default.

          Section 12. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if mailed, delivered or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed c/o J.C. Bradford & Co., 330 Commerce Street Nashville, Tennessee 37201, attention of Mr. Robert Doolittle (with a copy sent in the same manner to Baker, Donelson, Bearman & Caldwell, 2000 First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee 38103, attention of John A. Good, Esq.); and notices to the Company shall be directed to LTC Properties, Inc., 300 Esplanade Drive, Suite 1860, Oxnard, California 93030, Attention Mr. James J. Pieczynski, President and Chief Financial Officer (with a copy sent in the same manner to Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, Attention of Eva Herbst Davis, Esq.). Each notice hereunder shall be effective upon receipt by the party to which it is addressed.

          Section 13. Parties. This Agreement is made solely for the benefit of the Underwriters, and the Company and, to the extent so provided, any person controlling the Company or any of the Underwriters, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 10, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Shares.

          Section 14. Governing Law and Time. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Specified time of the day refers to United States Central Time.

          Section 15. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                    Very truly yours,

                                    LTC PROPERTIES, INC.


                                    By:  /s/ JAMES J. PIEZCYNSKI
                                         -------------------------------------
                                         James J. Pieczynski
                                         President and Chief Financial Officer


Confirmed and accepted in Nashville,
Tennessee, as of the date first above
written, as Representatives of the
Underwriters named in Schedule A hereto.

J.C. BRADFORD & CO.


By:  /s/ ROBERT S. DOOLITTLE
     ------------------------
     Robert S. Doolittle
     Managing Director

                                   SCHEDULE A
                                   ----------

                                                                       Number
                                                                        of
 Name                                                                  Shares
 ----                                                                  ------
J.C. Bradford & Co...................................................  600,000

Sutro & Co. Incorporated.............................................  600,000

Crowell, Weedon & Company............................................  400,000

Morgan Keegan & Company, Inc.........................................  400,000



 Total...............................................................2,000,000